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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2005

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                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-28494                 04-3177038
(State or other jurisdiction   (Commission file number)      (IRS Employer
        of incorporation)                                  Identification No.)

                              40 Landsdowne Street
                         Cambridge, Massachusetts 02139
               (Address of principal executive offices) (zip code)

                                 (617) 679-7000
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 28, 2005, Millennium Pharmaceuticals, Inc. (the "Company") issued a press release to report the Company's financial results for the quarter ended March 31, 2005. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Form 8-K shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached press release contains non-GAAP financial measures. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other measures of the Company's financial position prepared in accordance with generally accepted accounting principles (GAAP).

Specifically, the attached press release discusses non-GAAP net loss and non-GAAP profitability, which are non-GAAP financial measures, and reconciles the Company's historic non-GAAP net loss to its historic net loss as determined in accordance with GAAP. With respect to forward-looking information presented on a non-GAAP basis, other than amortization expenses of approximately $34.0 million in each of the next two years and costs associated with the Company's 2003 restructuring effort of between $5.0 million and $20.0 million in 2005, the Company is unable to provide a quantitative reconciliation because the items that would be excluded are difficult to predict and estimate and are primarily dependent on future events.

The Company's management uses these non-GAAP financial measures to gain a better understanding of the Company's core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts or to those of the Company's competitors. These measures are also used by the Company's management in their financial and operating decision-making and for compensation purposes.

These non-GAAP measures exclude certain non-operational and restructuring charges, non-cash charges and specified other charges that are included in the most directly comparable GAAP measures. The Company excludes these items because it believes they are outside of the Company's normal operations and, in certain cases, are difficult to forecast accurately for future periods. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:

         o costs associated with the Company's 2003 restructuring effort, such as reducing overhead and consolidating facilities. The Company believes that the costs related to these restructuring activities are not indicative of the Company's normal operating costs.

         o expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of two to 11 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company's newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

         o costs associated with the Company's debt financing activities such as amortization on capitalized professional and banking fees and charges related to the fair value of the put premiums the Company has placed on its convertible notes because the Company considers these costs to be nonoperational and nonrecurring and therefore not necessarily indicative of the Company's future financial commitments.

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         o expense associated with stock based compensation because the Company believes that available valuation methodologies and assumptions related to employee stock options may result in estimates of option values that are misleading in the comparison of the Company's financial results to previous periods or to those of the Company's competitors and do not provide meaningful insight into the Company's ongoing operations.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005                   MILLENNIUM PHARMACEUTICALS, INC.
                                       (Registrant)

                                       By: /s/ Marsha H. Fanucci
                                           -------------------------------------
                                           Marsha H. Fanucci
                                           Senior Vice President and Chief
                                           Financial Officer

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EXHBIT INDEX

EXHIBIT
  NO.                         DESCRIPTION
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99.1       Press Release of Millennium Pharmaceuticals, Inc.
           dated April 28, 2005